UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 20, 2015

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(Address of principal executive offices)

+31 (0)20 693 8597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Executive Change-in-Control Severance Plan

On May 20, 2015, the company’s board of supervisory directors (the “Supervisory Board”), upon recommendation of the compensation committee of the Supervisory Board (the “Compensation Committee”), approved and adopted the Frank’s International N.V. Executive Change-in-Control Severance Plan (the “Severance Plan”), to be effective as of May 20, 2015. The Severance Plan provides severance benefits for certain terminations following a change in control to our executive officers and other management employees who are selected by the compensation committee to participate in the plan. The compensation committee has initially selected the company’s Chief Executive Officer (the “CEO”) and executive officers directly reporting to the CEO to participate in the Severance Plan and delegated to the CEO, in consultation with the Compensation Committee, the authority to select certain other executive officers or management employees to participate in the Severance Plan, provided the individuals meet certain eligibility criteria specified under the Severance Plan.

If a plan participant’s employment with us is terminated by the participant for “good reason” (as defined in the Severance Plan) or by us other than for “cause” (as defined in the Severance Plan), in each case on or within 24 months following a “change in control” (as defined in the Severance Plan) and other than as a result of the participant’s death or long-term disability, the participant is entitled to receive (i) a severance payment in an amount equal to 2.0 times the sum of (a) the participant’s annual base salary, plus (b) the participant’s “target bonus amount,” which is the product of his annual base salary and his bonus percentage, which severance payment will be payable in monthly installments through the end of the first year following the termination of employment; (ii) continued health coverage at the active employee rate for up to 18 months following termination of employment, but subject to cessation once the participant becomes eligible for coverage from a new employer; (iii) a pro-rated annual bonus for the calendar year in which the participant’s employment termination date occurs; (iv) accelerated vesting of all outstanding, unvested equity awards; and (v) certain outplacement assistance benefits, as provided in each participant’s participation agreement entered into under the Severance Plan.

The Severance Plan does not provide a tax gross-up provision for federal excise taxes that may be imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Instead, the Severance Plan includes a modified cutback provision, which states that, if amounts payable to a plan participant under the Severance Plan (together with any other amounts that are payable by us as a result of a change in control (collectively, the “Payments”)) exceed the amount allowed under section 280G of the Code for such participant, thereby subjecting the participant to an excise tax under section 4999 of the Code, then the Payments shall either be: (i) reduced to the level at which no excise tax applies, such that the full amount of the Payments would be equal to $1 less than three times the participant’s “base amount,” (as defined under Code section 280G) or (ii) paid in full, with the participant being responsible for his excise and other taxes, whichever alternative produces the better net after-tax position for a participant. The Severance Plan may be amended or terminated by the Supervisory Board (including any successor board) at any time, except that no amendment may be made within two years following the occurrence of a change in control that would adversely affect any individual who is a plan participant on the change in control date.

The foregoing description of the Severance Plan is not complete and is qualified by reference to the full text of the Severance Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2015 annual meeting of its common and preferred shareholders (the “Annual Meeting”) on May 20, 2015. At the Annual Meeting, the Company’s shareholders were requested to: (1) elect seven directors to the Supervisory Board to serve until the Company’s annual meeting of shareholders in 2016; (2) discuss the annual report for the fiscal year ended December 31, 2014, including the corporate governance paragraph, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2014; (3) discharge the sole member of the Company’s board of managing directors (the “Management Board”) from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2014; (4) discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2014; (5) appoint PricewaterhouseCoopers Accountants N.V. as the Company’s auditor who will audit the statutory annual accounts for the fiscal year ending December 31, 2015 as required by Dutch law; (6) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; (7) ratify and approve the remuneration of the members of the Supervisory Board; (8) authorize the Management Board to: 8(A) - repurchase shares for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 120% of the market price on the New York Stock Exchange (“NYSE”), and during a period of 18 months starting from the date of the Annual Meeting; 8(B) - dispose of any shares held by the Company in its own capital; 8(C) - approve and ratify the repurchase of common shares by the Company that has been effected prior to the Annual Meeting; and (9) approve the material terms of the performance goals under the Frank’s International N.V. 2013 Long-Term Incentive Plan (the “LTIP”) in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

The following are the final voting results on the proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2015:

1. Each of the directors that were nominated for election by the Supervisory Board and the Management Board was elected to serve until the Company’s 2016 annual meeting of shareholders or until their successors are elected and qualified or upon the earlier of their death, disability, resignation or removal. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON- VOTES
Donald Keith Mosing	182,636,233	16,410,849	—	4,250,799
Steven B. Mosing	183,270,360	15,776,722	—	4,250,799
Kirkland D. Mosing	183,270,360	15,776,722	—	4,250,799
William B. Berry	198,557,820	489,262	—	4,250,799
Sheldon R. Erikson	198,452,222	594,860	—	4,250,799
Gary P. Luquette	182,898,434	16,148,648	—	4,250,799
Michael C. Kearney	198,304,515	742,567	—	4,250,799

2. The proposal to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2014 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
203,082,515	0	215,366	—

3. The proposal to discharge the sole member of the Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2014 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
203,128,975	33,921	134,985	—

4. The proposal to discharge the members of the Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2014 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
203,128,975	33,921	134,985	—

5. The proposal to appoint PricewaterhouseCoopers Accountants N.V. as the Company’s auditor who will audit the statutory annual accounts for the fiscal year ending December 31, 2015 as required by Dutch law was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
203,071,499	173,133	53,249	—

6. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
203,071,499	173,133	53,249	—

7. The proposal to ratify and approve the remuneration of the members of the Supervisory Board was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
203,129,589	33,821	134,471	—

8. The proposals to authorize the Management Board to: 8(A) - repurchase shares for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 120% of the market price on the NYSE, and during a period of 18 months starting from the date of the Annual Meeting; 8(B) - dispose of any shares held by the Company in its own capital; 8(C) - approve and ratify the repurchase of common shares by the Company that has been effected prior to the Annual Meeting were each approved. The voting results of each of the proposals were as follows:

PROPOSAL	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON- VOTES
8(A)	181,740,153	17,221,393	85,536	4,250,799
8(B)	203,129,589	33,821	134,471	—
8(C)	197,805,504	1,187,829	53,749	4,250,799

9. The proposal to approve the material terms of the performance goals under the LTIP in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
184,652,492	14,340,841	53,749	4,250,799

Item 8.01 Other Events.

On May 20, 2015, the Board approved a cash dividend of $0.15 per share (subject to applicable Dutch dividend withholding tax) to all common stockholders of record as of June 5, 2015, and with a payment date on June 19, 2015, as part of its regular quarterly cash dividend program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit number	Description

10.1	Frank’s International N.V. Executive Change-in-Control Severance Plan, dated May 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: May 27, 2015	By:	/s/ BRIAN D. BAIRD
		Name:	Brian D. Baird
Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit number	Description

10.1	Frank’s International N.V. Executive Change-in-Control Severance Plan, dated May 20, 2015.